UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 9, 2022
Latch, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39688	85-3087759
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

508 West 26th Street, Suite 6G, New York, NY	10001
(Address of principal executive offices)	(Zip Code)
(917) 338-3915
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	LTCH	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common stock at an exercise price of $11.50 per share	LTCHW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
EXPLANATORY NOTE
On June 14, 2022, Latch, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) disclosing the voting results of the Company’s 2022 Annual Meeting of Stockholders held on June 9, 2022 (the “2022 Annual Meeting”). The sole purpose of this amendment is to disclose the Company’s decision made on February 3, 2023, regarding the frequency of future advisory (non-binding) votes to approve the compensation of the Company’s named executive officers (“Say on Pay Votes”). No changes are being made to the Original 8-K other than to add the disclosure set forth in this amendment.
Item 5.07.    Submission of Matters to a Vote of Security Holders.
At the 2022 Annual Meeting, the Company’s stockholders voted on, among other matters, an advisory (non-binding) vote on the frequency of Say on Pay Votes. The Company’s stockholders voted for Say on Pay Votes to be held every year, consistent with the recommendation of the Company’s Board of Directors (the “Board”).
In response to the voting results, on February 3, 2023, the Board determined that the Company will hold Say on Pay Votes every year. The Company will continue to hold Say on Pay Votes every year until the next advisory vote on the frequency of Say on Pay Votes, which is required to occur no later than the Company’s Annual Meeting of Stockholders in 2028.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Latch, Inc.

Date:	February 3, 2023	By:	/s/ Marc Landy
		Name:	Marc Landy
		Title:	Interim Chief Financial Officer